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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 5, 2000, with respect to the combined financial statements of Western Pacific Housing included in the Registration Statement (Form S-4 No. 333-48872) and proxy statement/prospectus of Schuler Holdings, Inc. for the registration of 20,889,322 shares of its Class A common stock.

                                          /s/ Ernst & Young LLP


Los Angeles, California
December 8, 2000